                                                                     Exhibit 1.1

"UA3"


                                700,000 Shares
                        ELDORADO ARTESIAN SPRINGS, INC.
                                 Common Stock

UNDERWRITING AGREEMENT
_______________, 1999

MILLS FINANCIAL SERVICES, INC.
20 N. Clark Street, Ste. 2411
Chicago, Illinois 60602

Dear Sirs:

       Section 1. Introductory.
                  ------------

               ELDORADO ARTESIAN SPRINGS, INC., a Colorado corporation (the "Company"), proposes to issue and sell 700,000 shares of its authorized but unissued common stock, $.001 par value (the "Firm Common Shares") to you, or if there be any so named, to the several underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as Representative. In addition, the Company proposes to grant to you or to the Underwriters, as the case may be, an option to purchase up to an aggregate of 105,000 additional shares of common stock (the "Optional Common Shares"), as provided in Section 5 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

               In addition, the Company proposes to sell to Mills Financial Services, Inc. warrants ("Representative's Warrants") to purchase 70,000 shares of common stock in accordance with the terms and conditions provided for herein.

               You have advised the Company that you or the Underwriters, as the case may be, propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

               The Company hereby confirms its agreements with respect to the purchase of the Common Shares by you or the Underwriters, as the case may be, as follows.

       Section 2. Representations and Warranties of the Company.
                  ---------------------------------------------

       The Company represents and warrants to the several Underwriters that:
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       (a) A registration statement on Form SB-2 (File No. 333-68553) with
                                                           ---------
respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. If the Company prepares and files prior to the effective date of such registration statement an amendment or amendments to such registration statement, such amendment or amendments will have been similarly prepared. There have been delivered to you two signed copies of such registration statement and all amendments, if any, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments, if any, (but without exhibits) and of any related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for you and for each of the Underwriters, as the case may be. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific substantive changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

       The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430(A) Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430(A) of the Rules and Regulations. Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form SB-2 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be.

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

       (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you or by or on behalf of any Underwriter, directly or through the Representative, specifically for use in the preparation thereof.

       (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Prospectus; the Company is in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, all of which are valid and in full force and effect; the Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification except for jurisdictions in which the Company has no place of business and in which the failure to so qualify would not have a material adverse effect upon the Company; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

       (d) The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus and has outstanding ____________ shares of common stock; the issued and outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth under the heading "Stock

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

Option Plan" in Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

        (e) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Common Shares to be sold by the Company as contemplated herein.

        (f) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the Company's Articles of Incorporation or Bylaws and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by you or the several Underwriters, as the case may be, the inclusion of the Common Shares in the NASDAQ SmallCap Market and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

        (g) The financial statements and schedules of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by Ehrhardt Keefe Steiner & Hottman.

        (h) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company; and no labor disturbance by the employees of the Company exists or is imminent which might be expected to affect adversely such condition, properties, business, results of operations or prospects. The Company is not a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

        (i) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (1) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material agreement or other transaction which is not in the ordinary course of business; (2) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (3) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (4) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder and upon the exercise of options or pursuant to other employee benefit plans described in the Registration Statement) or indebtedness material to the Company (other than in the ordinary course of business); and (5) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company.

        (j) The Company has timely filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which could materially and adversely affect the business, operations or properties of the Company.

        (k) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering product liability and insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

        (l) To the best of the Company's knowledge, after reasonable investigation, no labor disturbance by the employees of the Company exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or customers, that might be expected to result in a material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's knowledge, after reasonable investigation, no such agreement is imminent.

        (m) The Company owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and the Prospectus, the expiration of any patents, patent rights, trade secrets, trademarks, licenses, service marks, trade names or copyrights would not have a material adverse affect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company; the Company has not received notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent right, invention, trade secret, know-how, trademark, license, service mark or trade name.

        (n) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which Optional Common Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act of 1933.

        (o) The Company has not at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign or domestic office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

        (p) The Company had not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the common stock of the Company in order to facilitate the sale or resale of the Common Shares.

        (q) Each owner of more than ten percent (10%) of the issued and outstanding common stock of the Company has agreed in writing that such person will not, without the prior written consent of Mills Financial Services, Inc. as Representative on behalf of the Underwriters (which consent may be withheld in its sole discretion) and subject to certain limited exception, offer, pledge, sell, contract to sell, sell any option or contract to purchase, sell short, purchase any option or contract to sell, grant any option, right or warrant to a purchaser, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for shares of common stock of the Company, or enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock , for a period of 180 days commencing on the effective date of the Registration Statement (the "Lock-up Period"); provided that such restriction s do not apply to the Common Shares sold or purchased pursuant to this Agreement or to shares of the common stock of the Company purchased in the open market following the offering. Mills Financial Services, Inc., on behalf of the Underwriters, may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. In addition, the Company agrees hereby that, for a period of 180 days after the effective date of the Registration Statement, it will not, without the consent of Mills Financial Services, Inc. as Representative of the Underwriters, make any offering, sale or other disposition of any shares of common stock or other securities convertible into or exchangeable or exercisable for shares of common stock (or agreement for such) except for the grant of options to purchase common stock pursuant to the Stock Option Plan described in the Prospectus and shares of common stock issued pursuant to the exercise of options granted under such plan provided that such options shall not vest, or the Company shall obtain the written consent of the holder of shares issued pursuant to exercise not to transfer such shares, until the end of such 180 day period. Furthermore, such person will also agree and consent to the entry of stop transfer instructions with the Company's transfer agent against the transfer of such shares except in compliance with this restriction. The Company has provided to counsel for the Underwriters, true, accurate and complete copies of all of the agreements pursuant to which each covered stockholder has agreed to such or similar restrictions (the "Lock-up Agreements") presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any person from a Lock-up Agreement without the prior written consent of Mills Financial Services, Inc.

        (r)  Except as set forth in the Registration Statement and Prospectus,
(i) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its businesses, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) the Company will not be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

        (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (t) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

       (u) The Representative's Warrants have been duly and validly authorized by the Company and upon delivery will be duly issued and legal, valid and binding obligations of the Company.

       (v) To the Company's knowledge, after reasonable investigation, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

        Section 4. Representations and Warranties of the Underwriters.
                   --------------------------------------------------

        Mills Financial Services, Inc., for itself or as the Representative, on behalf of the several Underwriters, as the case may be, represents and warrants to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was the only information furnished to the Company by it or on behalf of the Underwriters, as the case may be, for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. If applicable, the Representative represents and warrants that it has been authorized by each of the other Underwriters as the Representative to enter into this Agreement on its behalf and to act for it in the manner herein provided.

        Section 5. Purchase, Sale and Delivery of Underwritten Shares and
                   ------------------------------------------------------
Representative's Warrants
-------------------------

        (a) Firm Common Shares. On the basis of the representations, warranties
            ------------------
and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to you or to the Underwriters, as the case may be, the Firm Common Shares which are in the amount of 700,000 shares. You or, if applicable, you on behalf of the Underwriters agree, severally and not jointly, as the case may be, to purchase from the Company the number of Firm Common Shares described below which are in the aggregate equal to 700,000 shares. The purchase price per share to be paid by you or the several Underwriters, as the case may be, to the Company shall be $ ____ per share.

        The obligation of you or, if applicable, each Underwriter to the Company shall be to purchase from the Company that number of Firm Common Shares which is equal to the number of shares set forth opposite the name of you or such Underwriter, as the case may be, in Schedule A hereto.

        Delivery of definitive certificates for the Firm Common Shares to be purchased by the Underwriters pursuant to this Section 5 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in next-day funds, payable to the order of the Company (and the Company agrees not to deposit any such check in the bank on which it is drawn until the day following the date of its delivery to the Company) at the offices of Mills Financial Services, Inc., 20 N. Clark Street, Suite 2411, Chicago, Illinois, or such other place as may be agreed upon between the Company and Mills Financial Services, Inc. as Representative of the Underwriters, at 9:00 a.m., Chicago time, on the third (3/rd/) full business day following the first day that Common Shares are traded or at such other time and date not later than seven (7) full business days following the first day that Common Shares are traded as the Representative and the Company may determine, such time and date of payment and delivery being herein called the "First Closing Date." The certificates for the Firm Common Shares to be so delivered will be made available to the Representative at such office or such other location as you may reasonably request for checking at least one (1) full business day prior to the First Closing Date and will be in such names and denominations as requested by the Representative, such request to be made at least two (2) full business days prior to the First Closing Date. If the Representative so elects, delivery of the Firm Common Shares may be made by credit through full fast transfer to the account at the Depository Trust Company designated by the Representative.

        (b)  Optional Common Shares.  In addition, on the basis of the
             ----------------------
representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to you or to the several Underwriters, as the case may be, to purchase, in the case of the several Underwriters severally and not jointly, up to 105,000 Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for your account or for the account of the Underwriters, as the case may be, in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Common Shares as to which you or the Underwriters, as the case may be, are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates are to be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If applicable, the number of Optional Common Shares to be purchased by each Underwriter shall be the same percentage of the total number of Optional Common Shares to be sold by the Company as such Underwriter is purchasing of the Firm Common Shares (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in Chicago, Illinois as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company. If the option is canceled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Optional Common Shares as to which the option has not been exercised.

        (c) Acceptance of Delivery and Payment.  If applicable, you have advised
            ----------------------------------
the Company that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and to receipt therefor. If applicable, you, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

        (d) Public Offering.  Subject to the terms and conditions hereof, you or
            ---------------
the Underwriters, as the case may be, propose to make a public offering of your or their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

        (e) Representative's Warrants.  On the basis of the representations,
            -------------------------
warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to Mills Financial Services, Inc., and Mills Financial Services, Inc. agrees to purchase, the Representative's Warrant at a purchase price of $.01 per share underlying the Representative's Warrant. The Representative's Warrant shall be substantially in the form filed as Exhibit ___ to the Registration Statement, with such changes therein, if any, as may be agreed upon by the Company and Mills Financial Services, Inc., shall be dated the Closing Date, and shall evidence the right of Mills Financial Services, Inc. to purchase from the Company up to 70,000 shares of common stock (subject to adjustment as provided in the Representative's Warrants) at a price of 165% of the public offering price per share and upon the terms and conditions provided in the Representative's Warrants.

        Section 6 . Covenants of the Company.
                    ------------------------

        The Company covenants and agrees that:

        (a) The Company will use its reasonable best efforts to cause the Registration Statement to become effective and will advise you immediately, and confirm the advice in writing, (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance in all material respects with the Act and the Rules and Regulations.

        (b) If at any time within nine months of the effectiveness of the Registration Statement when a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case you or any Underwriter, as the case may be, is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at your expense or the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

        (c) The Company will furnish to you, as soon as available, copies of the Registration Statement (four of which final Registration Statement will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Securities Act of 1933 (four of which will include all exhibits) all in such quantities as you may from time to time reasonably request.

        (d) Prior to the Second Closing Date, the Company will not repurchase or otherwise acquire any of the Company's common stock or declare or pay any dividend or make any other distribution upon its common stock.

        (e) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

       (f) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the first nine months after the effective date of the Registration Statement, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may request, for the purposes contemplated by the Act.

       (g) The Company will use its best efforts to qualify the Common Shares for offering and sale under the securities laws of such jurisdictions as you may designate and continue such qualifications in effect for so long as may be required for purposes of the distribution of the Common Shares, except that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. In each jurisdiction in which the Common Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdictions.

       (h) The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its reasonable best efforts to obtain the withdrawal thereof.

       (i) During the period of five years hereafter, the Company will furnish to its stockholders as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to you or upon your request as Representative of the Underwriters, to each of the other Underwriters, as the case may be: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and changes in financial position for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its common stock; (iv) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to stockholders or prepared by or on behalf of the Company; and (v) any additional information of a public nature concerning the Company, or its business which you may reasonably request. During such five (5) year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

       (j) During the period of 180 days after the date hereof, without your prior written consent, individually or as Representative of the Underwriters, the Company will not other than pursuant to outstanding stock options and the terms of other employee benefit plans disclosed in the Prospectus issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable for its common stock or other equity security under circumstances where such securities may be sold into the public market during such period.

       (k) The Company has caused each officer, director, owner of 10% or more of the outstanding common stock of the Company and each person to whom the Company has granted an option pursuant to the Company's stock option plan which is exercisable within the period ending 180 days after this agreement, to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short, or otherwise dispose of any shares of common stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for common stock or derivative of common stock owned by such person (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this agreement, directly or indirectly, except with the prior written consent of Mills Financial Services, Inc.

       (l) Subject to notice of inclusion, the Company will cause the Common Shares to be included in the NASDAQ SmallCap Market.

       (m) The Company will apply the net proceeds from the sale of the Common Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

       (n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its common stock.

       (o) If the transactions contemplated hereby are not consummated for any reason, the Company will pay the several Underwriters for all out-of-pocket expenses (including fees and disbursement of counsel) incurred by the Underwriters in investigating and preparing to market or marketing the Common Shares, up to a maximum of $ ____________.

        Section 7.  Expenses.
                    --------

       (a)  Expenses of the Company.  The Company agrees with each Underwriter
            -----------------------
that the Company will pay and bear all costs in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Preliminary Blue Sky Survey and any supplemental Blue Sky Survey, the Underwriters' Questionnaire and Power of Attorney, and any instruments related to any of the foregoing; the issuance and delivery of the Common Shares hereunder to the several Underwriters, including transfer taxes, if any, the cost of all certificates representing the Common Shares and transfer agents' and registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; NASDAQ application fees and the cost of qualifying the Common Shares under the laws of such jurisdictions as you may designate; the costs and expenses of two Due Diligence presentations (one in Chicago and one in Denver); and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder; provided, however, that the Company shall not be obligate to pay the fees and disbursements of counsel for the Underwriters.

       (b)   Non-Accountable Allowance.  Upon the consummation of the
             -------------------------
transactions contemplated hereunder and, in any event, not later than the date of the First Closing and, if applicable, again on the date of the Second Closing, the Company shall reimburse Mills Financial Services, Inc. for its expenses on a non-accountable basis in the amount of three percent (3%) of the gross proceeds to the Company from the transactions contemplated herein, of which amount a total of $ ___________ has been advanced at the date of this Agreement.

        Section 8.  Conditions of the Obligations of the Underwriters.
                    -------------------------------------------------

       The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

       (a) The Registration Statement shall have become effective not later than 4:00 P.M., Colorado time, on the date following the date of this Agreement, or at such later time as shall have been consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' counsel.

       (b) All corporate proceedings by the Company and other legal matters in connection with this Agreement, the form of the Registration Statement and the Prospectus, and the registration, qualification, authorization, issue, sale and delivery of the Common Shares shall have been reasonably satisfactory to Underwriters' counsel, and such counsel shall have been furnished with such papers and information as counsel may reasonably have requested to enable counsel to pass upon the matters referred to in this Section.

       (c) Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date and the Second Closing Date, if applicable, there shall not have been any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Common Shares as contemplated by the Prospectus.

       (d) You shall have received on the First Closing Date and on any later date on which Common Shares are purchased, as the case may be, the following opinion of Chrisman, Bynum & Johnson, counsel for the Company, dated the First Closing Date or such later date on which Optional Common Shares are purchased, addressed to the Representative, on behalf of the Underwriters (and stating that it may be relied upon by counsel for the Underwriters), to the effect that:

       (i) The Company is a corporation in good standing under the laws of the jurisdiction of its incorporation;

       (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

       (iii) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company;

       (iv) To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

       (v) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders;

       (vi) The Firm Common Shares and the Optional Common Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement each have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders;

       (vii) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Common Shares to issued and sold by it hereunder;

       (viii) The Company has the corporate power and authority to issue, sell and deliver to the Representative the Representative's Warrants to be issued and sold by it hereunder;

       (ix) Each of this Agreement and the Representative's Warrant has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles;

       (x) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose have been instituted or are pending or threatened under the Act;

       (xi) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act of 1933 and the applicable Rules and Regulations thereunder;

       (xii) The information in the Prospectus under the captions "Management," "Certain Transactions," "Description of Capital Stock," and "Shares Eligible for Future Sale," and in the Registration Statement in Items 24 and 26 and insofar as such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions;

       (xiii) The form of certificate evidencing the Common Shares filed as an exhibit to the R egistration Statement complies with Colorado law;

       (xiv) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes are accurate and fairly present the information required to be presented by the Securities Act of 1933 and the applicable Rules and Regulations thereunder;

       (xv) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;

       (xvi) The execution and delivery of this Agreement and the Representative's Warrant and the performance of and the consummation of the transactions herein and therein contemplated (other than performance of the Company's indemnification obligations concerning which no opinion need be expressed) will not (a) result in any violation of the Company's charter or bylaws or (b) result in any material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation or any order, writ or decree of any court, government or governmental agency of body having jurisdiction over the Company or over any of its properties or operations;

       (xvii) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions contemplated in this Agreement and the Representative's Warrant, except as such have been obtained under the Securities Act or such as may be required under the state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Common Shares by the Underwriters;

       (xviii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the Rules and Regulations thereunder or by the Securities Exchange Act of 1934 or the applicable Rules and Regulations thereunder, other than those, if any, described in the Registration Statement or Prospectus;

       (xix) The Company is not presently (a) in material violation of its charter or bylaws, or (b) to such counsel's knowledge, in material breach of any applicable statute, rule or regulation, order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations;

       (xx) The Representative's Warrant Stock to be issued by the Company pursuant to the terms of the Representative's Warrant has been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Representative's Warrant will be duly and validly issued and fully paid and nonassessable, and to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders;

       (xxi) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of the common stock of the Company or other securities of the Company have any registration rights with respect to securities of the Company, and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to require registration of common stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights;

       (xxii) The offer and sale of all securities of the Company made within the last three years as set forth in Item 26 of the Registration Statement were exempt from the registration requirements of the Securities Act, pursuant to the provisions set forth in such Item, and from the registration or qualification requirements of all relevant state securities laws; and

       (xxiii) The Common Shares have been duly authorized for inclusion in the NASDAQ SmallCap Market upon official notice of issuance.

In addition, such counsel shall state that such counsel has participated in conferences with the officials and other representatives of the Company, the Representative, counsel to the Underwriters and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although (except as specifically set forth in paragraphs (xiii) and (xiv) above) they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the First Closing Date and on any later date on which Optional Common Shares are to be purchased, the Registration Statement and any amendment or supplement, when such documents became effective or were filed with the Commission (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading, or at the First Closing Date or any later date on which the Optional Common Shares are to purchased, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading.

       Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of Colorado upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case the opinion of counsel is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representative of the Underwriters and to counsel for the Underwriters.

       (e) You shall have received on the First Closing Date and on any later date on which Optional Common Shares are to be purchased, as the case may be, an opinion of Chrisman, Bynum & Johnson, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

       (f) You shall have received on the First Closing Date and on any later date on which Optional Common Shares are to be purchased, as the case may be, a letter from Ehrhardt Keefe Steiner & Hottman, addressed to the Company and the Representative, on behalf of the several Underwriters, dated the First Closing Date or such later date on which Optional Common Shares are to be purchased, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act of 1933 and the applicable published Rules and Regulations thereunder and based upon procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date no more than five (5) business days prior to the First Closing Date or such later date on which Optional Common Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or such late date on which Optional Common Shares are to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Common Shares as contemplated by the Prospectus. The Original Letter from Ehrhardt Keefe Steiner & Hottman shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act of 1933 and the applicable published Rules and Regulations, (ii) set forth its opinion with respect to its examination of the financial statements of the Company as of and for the periods ending March 31, 1998 and 1997 and (iii) address other matters agreed by Ehrhardt Keefe Steiner & Hottman and you. In addition, you shall have received from Ehrhardt Keefe Steiner & Hottman a letter addressed to the Company and ;made available to you for the use of the Underwriters stating that its review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of its examination of the Company's financial statements as of March 31, 1998, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

       (g) You shall have received on the First Closing Date and on any later date on which Optional Common Shares are to be purchased, as the case may be, a certificate of the Company, dated the First Closing Date or such later date on which Optional Common Shares are to be purchased, as the case may be, signed by the President and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

       (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the First Closing Date or any later date on which Optional Common Shares are to be purchased, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or any later date on which Optio nal Common Shares are to be purchased, as the case may be;

       (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act of 1933 or otherwise;

       (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of each certificate, (a) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act of 1933 and the Rules and Regulations thereunder or the Securities Exchange Act of 1934 and the applicable Rules and Regulations thereunder, as the case may be, and in all material respects conformed to the requirements of such statutes and rules and regulations, (b) the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) the Prospectus, and any amendments or supplements thereto, did not and does not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) the Prospectus, and any amendments or supplements thereto did not and does not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

       (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business,
       (d) change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse affect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

       (h) The Company shall have obtained and delivered to you an agreement from each officer, director, person owning ten percent (10%) of the common stock
          ------------------
of the Company and each person to whom the Company has granted an option
               ---------------------------------------------------------
pursuant to the Company's stock option plan which is exercisable within the
---------------------------------------------------------------------------
period ending 180 days after this agreement in writing prior to the date hereof
-------------------------------------------
that such person will not, during the Lock-up Period, effect the disposition of any securities now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, or (ii) with the prior written consent of Mills Financial Services, Inc. The foregoing restriction is expressly agreed to preclude the holder of the securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of securities during the Lock-up Period, even if such securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any securities of the Company. Furthermore, such person will have also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the securities held by such person except in compliance with this restriction.

       (i) The Company shall have furnished to you such further certificates and documents as you shall reasonably request, including certificates of officers of the Company as to the accuracy of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

       (j)  The Representative's Warrant shall have been issued and sold to you.

       (k) Prior to the First Closing Date, the Common Shares shall have been authorized for inclusion in the NASDAQ SmallCap Market upon official notice of issuance.

All such opinions, certifications, letters and documents provided for in this
Section 8 will be compliance with the provisions hereof only if they are reasonably satisfactory to counsel for the Underwriters. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

        Section 9. Substitution of Underwriters
                   ----------------------------

       If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Common Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Common Shares in accordance with the terms hereof, and if the aggregate number of Firm Common Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Common Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Common Shares of such defaulting Underwriter or Underwriters.

       If any Underwriter or Underwriters so defaults and the aggregate number of Firm Common Shares which such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds 10% of the Firm Common Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Common Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the First Closing Date, take up and pay for the Firm Common Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the First Closing Date shall be postponed for twenty-four (24) hours to allow the several Underwriters the privilege of substituting within an additional twenty-four (24) hours (including non-business hours) another underwriter or underwriters (which may include any nondefaulting Underwriter) satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed First Closing Date, the First Closing Date may, at the option of the Company, be postponed for a further twenty-four (24) hours, if necessary, to allow the Company the privilege of finding another underwriter or underwriters, satisfactory to you, to purchase the Firm Common Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriter or underwriters to take up the Firm Common Shares of the defaulting Underwriter or Underwriters as provided in this Section 9, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven (7) full business days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agreed promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective number of Firm Common Shares to be purchased by the remaining Underwriters and substituted underwriter or underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Common Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriter as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Common Shares as aforesaid, then this Agreement shall terminate.

       In the event of any termination of this Agreement pursuant to this
Section 9, the Company shall not be liable to any Underwriter (except as provided in Section 10) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Common Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company (except as provided in Section 10 hereof).

       The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section 9.

        Section 10. Indemnification.
                    ---------------

        (a) The Company agrees to indemnify and hold harmless you or each Underwriter and each person, if any, who controls you or any such Underwriter, as the case may be, within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which you or such Underwriter, as the case may be, or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading; and will reimburse you or each Underwriter, as the case may be, and each such controlling person for any legal and other expenses reasonably incurred by you or such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you or by or on behalf of any Underwriter through the Representative, as the case may be, specifically for use therein; and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of you or any Underwriter, as the case may be, from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Common Shares concerned (or to the benefit of any person controlling you or such Underwriter, as the case may be) to the extent that any such loss, claim, damage, liability or expense of you or such Underwriter, as the case may be, or controlling person results from the fact that a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of sale of such Common Shares to such person as required by the Act, and if the untrue statement or omission has been corrected in the Prospectus unless such failure to deliver the Prospectus was a result of noncompliance by the Company with its obligations under Section 6(e) hereof; and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

        (b) You or each Underwriter severally, as the case may be, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with Section 4 of this Agreement or any other written information furnished to the Company by you or such Underwriter through the Representative, as the case may be, specifically for use in the preparation thereof; and will reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. This indemnity agreement will be in addition to any liability which you or such Underwriter, as the case may be, may otherwise have.

        (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

        (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or
(c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then such applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and you or the Underwriters, as the case may be, from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and you or the Underwriters, as the case may be, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and you or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you or the Underwriters, as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph
(c) for purposes of indemnification. The Company and you or the Underwriters, as the case may be, agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, neither you nor any Underwriter, as the case may be, shall be required to contribute any amount in excess of the amount by which the total underwriting discount received by you or such Underwriter, as the case may be, in connection with the Common Shares underwritten by it and distributed to the public exceeds the amount of any damages which you or such Underwriter has otherwise been required to pay by reason of such untrue alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If applicable, the Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

        (e) In addition to and without in any way limiting the other obligations of the parties under this Section 10, the Company hereby further agrees to reimburse you or each Underwriter, as the case may be, and each person who controls you or any such Underwriter within the meaning of Section 15 of the Act on a quarterly basis for one-half of all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of this Section 10, notwithstanding the possibility that such payments might later be held to be improper, but only under circumstances where you or such Underwriter has selected separate counsel or elected to participate in the defense of the action as permitted by the proviso of the second sentence of Section 10(c) hereof. To the extent that any payment is ultimately held to be improper, you or each Underwriter, as the case may be, shall promptly refund such payment.

        Section 11. Effectiveness of Registration Statement.
                    ----------------------------------------

       The Company will use its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

        Section 12. Effective Date of this Agreement and Termination.
                    ------------------------------------------------

       (a) After execution of the parties, this Agreement shall become effective at the earlier of (i) 7:30 a.m., Colorado time, on the second full business day following the effective date of the Registration Statement, or (ii) the time of the first public offering of any of the Common Shares by the Underwriters after the Registration Statement becomes effective. The time of the first public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Common Shares, or the time at which the Common Shares are first generally offered by the Underwriters to the public by letter, telephone, telegram or telecopy, which shall first occur. By giving notice as set forth in this Section 12 before the time this Agreement becomes effective, you, as Representative of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability to any other party, except as provided in Section 10 hereof.

       (b) You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date or on or prior to any later date on which Optional Common Shares are to be purchased, as the case may be, (i) if the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse, or (ii) if additional material governmental restrictions not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over-the-counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York, Illinois or Colorado authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss or interference shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Common Shares, or (v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration of the United States of a national emergency which, in the reasonable opinion of the Representative, makes it impracticable or inadvisable to proceed with the public offering of the Common Shares as contemplated by this Prospectus. Any termination pursuant to this paragraph 12(b) shall be without liability of any party to any other party except as provided in Section 10 hereof.

       If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 12, you shall promptly notify the Company by telephone, telecopy or telegram, in each case, confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case, confirmed by letter.

       Section 13.  Right of First Refusal
                    ----------------------

       For a period of three (3) years from the date of this Agreement, the Company will not enter into an agreement for a public or private offering for cash (other than to employees) of any securities of the Company or any affiliate of the Company or any securities offered by the Company or any affiliate for cash to or through any person, firm or corporation other than Mills Financial Services, Inc. unless and until the Company shall have first negotiated for the sale of such securities with or through or offered to sell such securities to Mills Financial Securities, Inc. Such affiliates shall include, but not be
                                 -----------------------------------------
limited to, persons owning 10% or more of the common stock of the Company. The
-------------------------------------------------------------------------
Company shall notify Mills Financial Services, Inc. in writing of the Company's intention or the intention of any affiliate of the Company to offer such
          ------------------------------------------------
securities in an offering covered by this right of first refusal and the terms (including the price or other method of determining the underwriting or placement discount or fee) and the conditions of the proposed offering. Mills Financial Services, Inc. shall then have 10 days from the date of receipt of such written notice to decide whether to participate in such proposed offering. If Mills Financial Services, Inc. determines that it does not wish to participate in the proposed offering, then it shall so notify the Company of its intention in writing not later than 30 days from the receipt of notice from the Company of such proposed offering. If Mills Financial Services, Inc. determines not to participate in such offering, then the Company may, within a period of 90 days from the date of receipt of notice from Mills Financial Services, Inc. of its intention not to participate, enter into a letter of intent for the public sale or, as appropriate, a contract for the private sale, of any of such securities through any other person, firm or corporation on the same general terms and conditions as those which were tendered by the Company to Mills Financial Services, Inc. Provided, however, as to a public offering, it a definitive underwriting agreement with a firm commitment is not executed by the Company with such third party within 180 days thereafter, all the rights of Mills Financial Services, Inc. hereunder with respect to such offering shall be reinstated. Nothing in this Agreement shall be construed as granting the continuation of such preferential right on the part of Mills Financial Services, Inc. beyond such three-year period. The Company shall have the right to
                                    -----------------------------------
terminate this right of first refusal upon the payment of $21,500 to Mills
--------------------------------------------------------------------------
Financial Services, Inc.
-----------------------

        Section 14.  Representations and Indemnities to Survive Delivery.
                     ---------------------------------------------------

       The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers or key employees and of you or the Underwriters, as the case may be, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by you individually or on behalf of any Underwriter, as the case may be, or the Company or any of its or their partners, officers or directors or any controlling person, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

        Section 15. Notices.
                    -------

       All communications hereunder shall be in writing and, if sent to you individually or on behalf of the several Underwriters, shall be mailed, delivered, telefaxed or telegraphed and confirmed to you at 20 N. Clark Street, Suite 2411, Chicago, Illinois 60602, Attention: Joseph Kurczodyna; and if sent to the Company shall be mailed, delivered, telefaxed or telegraphed and confirmed to the Company at P.O. Box 445, Eldorado Springs, Colorado 80025, Attention: Douglas A. Larson. The Company, or you may change the address for receipt of communications hereunder by giving notice to the other.

        Section 16. Successors.
                    ----------

       This Agreement shall inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from you or any of the Underwriters merely by reason of such purchase.

        Section 17. Representative of Underwriters.
                    ------------------------------

       If applicable, you will act as Representative for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by the Underwriters jointly or by Mills Financial Services, Inc., as Representative, will be binding upon all the Underwriters.

        Section 18. Partial Unenforceability.
                    ------------------------

       The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        Section 19. Applicable Law.
                    --------------

       This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of Illinois.

        Section 20. General.
                    -------

       This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

        In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you, individually or on behalf of the several Underwriters, as the case may be.


                  Balance of Page Left Blank, Intentionally)

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company and Mills Financial Services, Inc. or the several Underwriters including you, as the case may be, all in accordance with its terms.



                            Very truly yours,

                            ELDORADO ARTESIAN SPRINGS, INC.



                         By:____________________________
                              Douglas A. Larson, President



The foregoing Underwriting Agreement is hereby confirmed and accepted by us in Chicago, Illinois as of the date first above written.


MILLS FINANCIAL SERVICES, INC.

If applicable, acting as Representative of the several Underwriters named in the attached Schedule A.



By MILLS FINANCIAL SERVICES, INC.



By: _____________________________
       Joseph Kurczodyna, President

                                  SCHEDULE A


                                Number of Firm Common
Name of Underwriter             Shares to be Purchased
-------------------             ----------------------

Mill Financial Services, Inc.